Exhibit 99.1

Palo Alto Networks Reports Fiscal Third Quarter 2014 Financial Results and Announces Settlement of Litigation with Juniper Networks

•	Fiscal third quarter total revenue grows 49 percent year-over-year to a record $150.7 million

•	Billings grow 46 percent year-over-year to a record $193.9 million

•	Product revenue grows 38 percent year-over-year to a record $84.1 million; recurring subscription revenue grows 71 percent year-over-year to a record $32.0 million

•	Deferred revenue grows 68 percent year-over-year to a record $367.9 million

SANTA CLARA, Calif., May 28, 2014 – Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal third quarter of 2014 ended April 30, 2014.

Total revenue for the fiscal third quarter grew 49 percent year-over-year to a record $150.7 million, compared with $101.3 million in the fiscal third quarter of 2013. GAAP net loss for the fiscal third quarter was $139.1 million, or $1.86 per diluted share, compared with a net loss of $7.3 million, or $0.10 per diluted share, in the fiscal third quarter of 2013.

Palo Alto Networks recorded fiscal third quarter non-GAAP net income of $8.7 million, or $0.11 per diluted share, compared with non-GAAP net income of $5.3 million, or $0.07 per diluted share, in the fiscal third quarter of 2013. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We reported record revenue in our third quarter driven by strong customer demand for our next-generation enterprise security platform. We achieved the highest rate of new customer acquisition in our history and now serve more than 17,000 customers globally to address their security needs and prevent increasingly sophisticated and complex cyber attacks from compromising an organization’s critical assets,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “We also announced this afternoon that we have reached a settlement with Juniper Networks of all litigation matters between us; this allows us to further focus our resources and time on our customers and growing our business.”

“Year-over-year revenue growth of 49 percent was driven by our land, expand and retain model, as product, recurring subscription and support revenue all delivered substantial growth,” said Steffan Tomlinson, chief financial officer of Palo Alto Networks. “Additionally, we continue to demonstrate the power of our hybrid SaaS model as gross margin and operating margin improved sequentially, and we generated $28.4 million of free cash flow in the quarter, bringing our fiscal year to date total to $83.2 million.”

Recent Highlights

•	Reached a settlement with Juniper Networks, the terms of which provide that both parties will dismiss all litigation; both parties will license the patents at issue in all outstanding suits to each other for the life of the patents; both parties will also enter into a covenant not to sue each other for patent infringement for eight years; and Palo Alto Networks will pay Juniper Networks a one-time settlement amount of approximately $175 million, consisting of $75 million in cash, approximately $70 million in shares of common stock and a warrant to purchase approximately $30 million of common stock.

•	Positioned in the “Leaders” quadrant of Gartner, Inc.’s April 2014 Magic Quadrant for Enterprise Network Firewalls; this is the third consecutive year in which Palo Alto Networks has been recognized as a leader in the Magic Quadrant for Enterprise Firewall report.[1]

•	Completed the acquisition of Cyvera Ltd., a privately held cybersecurity company located in Tel Aviv, Israel; with the addition of Cyvera’s unique endpoint protection capabilities to the company’s security platform, Palo Alto Networks can provide protection across the enterprise, extending prevention technology from the network to the endpoint.

•	Strengthened our strategic partnership with VMware by announcing a new reseller agreement and general availability of an integrated offering for automating and accelerating security deployments in the software-defined data center.

•	Announced a global managed security services agreement with NTT Com Security (formerly Integralis) under which NTT Com Security will provide its extensive implementation, integration, and managed security services around the Palo Alto Networks security platform.

[1]	Gartner, “Magic Quadrant for Enterprise Network Firewalls”, Greg Young, Adam Hils, Jeremy D’Hoinne; April 15, 2014.

Conference Call Information

Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal third quarter of 2014 results and outlook for its fiscal fourth quarter of 2014 today at 4:30 PM Eastern time / 1:30 PM Pacific time. Open to the public, investors may access the call by dialing 1-877-280-4959 or 857-244-7316 and entering the passcode 37864312. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing 1-888-286-8010 or 617-801-6888 and entering the passcode 58471222.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the settlement of the company’s litigation with Juniper Networks and continued momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the need to receive formal dismissal of the litigation by the relevant courts in Delaware and California; Palo Alto Networks’ limited operating history; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the U.S.; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q filed with the SEC on February 24, 2014, which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense, tax adjustments related to the valuation allowance on deferred tax assets, expenses related to IP litigation, legal settlement expenses, and acquisition related costs. Palo Alto Networks believes that excluding these items provides management and investors with greater visibility into the underlying performance of the company’s core business operating results, meaning its operating performance excluding these items and, from time to time, other discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects, including income tax and payroll tax, associated with these items in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results.

Billings. Palo Alto Networks defines billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, during the period. The company’s management monitors billings because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business. The company considers billings to be a useful metric for management and investors, particularly as sales of subscriptions increase and the company experiences strong renewal rates for subscriptions and support and maintenance.

Free Cash Flow. Palo Alto Networks defines free cash flow as cash provided by operating activities less purchases of property, equipment, and other assets. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchases of property, equipment, and other assets, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future, such as share-based compensation. Share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. In addition, the billings metric reported by the company includes amounts that have not yet been recognized as revenue. The components that Palo Alto Networks excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

ABOUT PALO ALTO NETWORKS

Palo Alto Networks is leading a new era in cybersecurity by protecting thousands of enterprise, government, and service provider networks from cyber threats. Unlike fragmented legacy products, our security platform safely enables business operations and delivers protection based on what matters most in today’s dynamic computing environments: applications, users, and content. Find out more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks Logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:

Jennifer Jasper Smith

Head of Corporate Communications

Palo Alto Networks

408-638-3280

jjsmith@paloaltonetworks.com

Investor Relations Contact:

Kelsey Turcotte

Vice President of Investor Relations

408-753-3872

kturcotte@paloaltonetworks.com

Chris Danne/Maria Riley

The Blueshirt Group

415-217-7722

ir@paloaltonetworks.com

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Revenue:
Product	$84,128	$60,793	$240,436	$178,251
Services	66,572	40,496	179,512	105,471

Total revenue	150,700	101,289	419,948	283,722
Cost of revenue:
Product	20,425	15,855	58,600	46,907
Services	19,285	11,835	52,421	32,591

Total cost of revenue	39,710	27,690	111,021	79,498

Total gross profit	110,990	73,599	308,927	204,224
Operating expenses:
Research and development	27,837	16,048	71,983	44,855
Sales and marketing	83,995	51,733	228,095	140,136
General and administrative	23,718	12,268	57,576	30,971
Legal settlement [a]	113,700	—	133,700	—

Total operating expenses	249,250	80,049	491,354	215,962

Operating loss	(138,260)	(6,450)	(182,427)	(11,738)
Interest income	272	133	619	347
Other income (expense), net	145	(157)	11	(387)

Loss before income taxes	(137,843)	(6,474)	(181,797)	(11,778)
Provision for income taxes	1,272	808	5,125	1,632

Net loss	$(139,115)	$(7,282)	$(186,922)	$(13,410)

Net loss per share, basic and diluted	$(1.86)	$(0.10)	$(2.56)	$(0.20)

Weighted-average shares used to compute net loss per share, basic and diluted	74,967	69,575	73,127	67,980

[a]	Represents legal settlement expenses, including expenses related to the Q3’14 legal settlement with Juniper.

Palo Alto Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
GAAP net loss	$(139,115)	$(7,282)	$(186,922)	$(13,410)
Share-based compensation expense	27,930	12,634	63,341	29,730
Share-based payroll tax expense	1,267	1,135	3,887	1,135
Acquisition related costs	3,681	—	7,480	—
Amortization expense of acquired intangible assets	614	—	679	—
Legal settlement expense [a]	113,700	—	133,700	—
Litigation expense [b]	4,732	1,256	9,274	2,295
Income tax related to the above	(4,079)	(2,486)	(8,769)	(7,054)

Non-GAAP net income	$8,730	$5,257	$22,670	$12,696

GAAP net loss per share, diluted	$(1.86)	$(0.10)	$(2.56)	$(0.20)
Share-based compensation expense	0.36	0.17	0.85	0.42
Share-based payroll tax expense	0.02	0.02	0.05	0.02
Acquisition related costs	0.05	—	0.10	—
Amortization expense of acquired intangible assets	0.01	—	0.01	—
Legal settlement expense [a]	1.52	—	1.83	—
Litigation expense [b]	0.06	0.02	0.13	0.02
Income tax related to the above	(0.05)	(0.04)	(0.12)	(0.10)

Non-GAAP net income per share, diluted	$0.11	$0.07	$0.29	$0.16

GAAP weighted-average shares used to compute net loss per share, diluted	74,967	69,575	73,127	67,980
Weighted-average effect of potentially dilutive securities	5,248	8,466	5,350	9,752

Non-GAAP weighted-average shares used to compute net income per share, diluted	80,215	78,041	78,477	77,732

Revenue	$150,700	$101,289	$419,948	$283,722
Change in deferred revenue, net of acquired deferred revenue	43,191	31,121	118,552	83,496

Billings	$193,891	$132,410	$538,500	$367,218

Cash flow provided by operating activities	$34,279	$15,206	$114,556	$72,789
Less: purchase of property, equipment, and other assets	5,896	6,359	31,379	16,595

Free cash flow	$28,383	$8,847	$83,177	$56,194

[a]	Represents legal settlement expenses, including expenses related to the Q3’14 legal settlement with Juniper.
[b]	Litigation expense represents legal expenses attributable to IP litigation, including our litigation with Juniper.

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 30, 2014	July 31, 2013
Assets
Current assets:
Cash and cash equivalents	$234,790	$310,614
Short-term investments	133,180	109,007
Accounts receivable, net	114,789	87,461
Prepaid expenses and other current assets	33,686	22,617

Total current assets	516,445	529,699
Property and equipment, net	48,488	32,086
Long-term investments	103,902	17,314
Goodwill	155,086	—
Intangible assets, net	49,613	1,358
Other assets	6,853	5,149

Total assets	$880,387	$585,606

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,641	$15,544
Accrued liabilities [a]	142,823	14,609
Accrued compensation	29,188	22,004
Deferred revenue	231,227	153,945

Total current liabilities	427,879	206,102
Deferred revenue – non-current	136,707	95,285
Other long-term liabilities	36,636	11,799
Stockholders’ equity:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	575,293	381,703
Accumulated other comprehensive gain (loss)	61	(16)
Accumulated deficit	(296,196)	(109,274)

Total stockholders’ equity	279,165	272,420

Total liabilities and stockholders’ equity	$880,387	$585,606

[a]	Includes an accrual for the Q3’14 legal settlement with Juniper.

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended April 30,
	2014	2013
Cash flows from operating activities
Net loss	$(186,922)	$(13,410)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,638	7,221
Amortization of investment premiums, net of accretion of purchase discounts	1,180	1,445
Share-based compensation for equity based awards	66,685	29,608
Excess tax benefit from share-based compensation	(758)	(177)
Changes in operating assets and liabilities:
Accounts receivable, net	(27,220)	(45,847)
Prepaid expenses and other assets	(7,926)	(5,991)
Accounts payable	8,965	3,347
Accrued and other liabilities [a]	130,362	13,097
Deferred revenue	118,552	83,496

Net cash provided by operating activities	114,556	72,789
Cash flows from investing activities
Purchase of property, equipment, and other assets	(31,379)	(16,595)
Purchase of investments	(316,911)	(310,683)
Proceeds from sales of investments	6,630	13,491
Proceeds from maturities of investments	198,080	117,150
Acquisition of business, net of cash acquired	(85,726)	—

Net cash used in investing activities	(229,306)	(196,637)
Cash flows from financing activities
Excess tax benefit from share-based compensation	758	177
Proceeds from exercise of stock options	25,431	11,195
Proceeds from employee stock purchase plan	12,869	6,267
Repurchase of restricted common stock from employees	(132)	(71)
Payments of initial public offering costs	—	(2,698)

Net cash provided by financing activities	38,926	14,870
Net decrease in cash and cash equivalents	(75,824)	(108,978)
Cash and cash equivalents - beginning of period	310,614	322,642

Cash and cash equivalents - end of period	$234,790	$213,664

[a]	Includes an accrual for the Q3’14 legal settlement with Juniper.